Exhibit 10.3

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is entered into as of ____________, 2026 by and between the following two parties.

Party A:	Erhua Medical Technology (Changzhou) Co., Ltd., a limited liability company established in the People’s Republic of China (“China”), with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B:	Beijing Chenglan Kangxu Technology Co., Ltd., a limited liability company established in China, with its registered address at Room A2989, 2/F, Building E10, Free Trade Innovation Service Center, Daxing Airport Area of the China (Beijing) Pilot Free Trade Zone, No. 1 Yuanping North Road, Lixian Town, Beijing Daxing International Airport Economic Zone, Beijing, and unified social credit code 91110115MAKNEGJU0Y.

Party B	confirms that it is the sole shareholder of Huaxia Qiying (Beijing) Technology Co., Ltd. and holds 100% of the equity interests in Huaxia Qiying (Beijing) Technology Co., Ltd. Unless the context otherwise requires, the assets, business, revenue, expenses, net income, operating data, management matters and other rights and obligations of Party B under this Agreement shall include the corresponding matters, on a consolidated basis, of the subsidiaries in which Party B directly or indirectly holds equity interests or which Party B controls (including Huaxia Qiying (Beijing) Technology Co., Ltd.).

Party A and Party B are each referred to below as a “Party” and collectively as the “Parties”.

Whereas:

1.	Party A is a wholly foreign-owned enterprise registered in China and has the resources necessary to provide technical business services and business consulting services;

2.	Party B and its subsidiaries are limited liability companies registered in China which, as approved by the relevant governmental authorities of China, may engage in the business scope set forth in their business licenses (the “Business Scope”);

3.	Party A agrees to use its human resources, technology and information advantages to provide, during the term of this Agreement, by itself or through a party designated by it, exclusive technical services, business support, business consulting and other services within their Business Scope to Party B and its subsidiaries, and Party B agrees to accept, and shall cause its subsidiaries to accept, such exclusive services provided by Party A or its designee in accordance with the terms of this Agreement.

Accordingly, Party A and Party B, through consultation, hereby agree as follows:

1.	Provision of Services by Party A

1.1	Subject to the terms and conditions of this Agreement, Party B hereby appoints Party A as the exclusive service provider of Party B during the term of this Agreement to provide comprehensive business support, technical services and consulting services to Party B and its subsidiaries, comprising all services within the Business Scope of Party B and its subsidiaries as determined by Party A from time to time, including without limitation the following:

1.1.1	Consulting services:

a)	providing consulting services on the adjustment of the corporate management structure;

b)	providing commercial and business advice and services;

c)	providing consulting opinions on the management of the company’s business;

d)	providing advice and services on the company’s personnel management;

e)	providing advice and services on the management and protection of the company’s intangible assets;

f)	providing advice and services on the company’s financial and accounting management;

g)	seconding relevant personnel to Party B and its subsidiaries to carry out management or to provide guidance;

h)	all other services relating to corporate organization, business operations and finance.

i)	consulting services relating to business operations, business development, sales and planning, and market research and analysis; and

j)	consulting services relating to the corporate development strategy of Party B.

1.1.2	Other services:

k)	providing marketing, market consulting and promotion services;

l)	training services for management-level employees;

m)	providing customer order management and customer services; and

n)	providing equipment or office premises leasing services.

1.2	Party B agrees to accept, and shall cause its subsidiaries to accept, the consulting and services provided by Party A. Party B further agrees that, unless with the prior written consent of Party A, during the term of this Agreement neither Party B nor its subsidiaries shall accept any consulting and/or services from any third party in respect of the matters provided for in this Agreement, or cooperate with any third party in respect thereof. Party A may designate another party (which designee may execute with Party B certain of the agreements described in Section 1.3 of this Agreement) to provide the consulting and/or services to Party B under this Agreement. For the avoidance of doubt, nothing in this Agreement restricts in any way Party A from providing consulting and/or services to third parties, and Party A is not required to notify Party B or obtain Party B’s consent in order to provide any consulting and/or services to third parties.

1.3	Manner of Provision of Services

1.3.1	Party A and Party B agree that, during the term of this Agreement, the Parties may, directly or through their respective affiliates, enter into other technical service agreements and consulting service agreements setting out the specific content, manner, personnel and fees for particular technical services and consulting services.

1.3.2	For the purpose of performing this Agreement, Party A and Party B agree that, during the term of this Agreement, the Parties may, directly or through their respective affiliates, enter into intellectual property (including without limitation copyrights, software, trademarks, patents and technical secrets) license agreements, which shall permit Party B to use the relevant intellectual property of Party A as agreed in the specific agreements according to the needs of Party B’s business.

1.3.3	For the purpose of performing this Agreement, Party A and Party B agree that, during the term of this Agreement, the Parties may, directly or through their respective affiliates, enter into equipment or premises lease agreements, which shall permit Party B to use the relevant equipment or premises of Party A at any time according to the needs of Party B’s business.

1.3.4	For the avoidance of doubt, Party A has absolute discretion to determine whether the consulting or services are to be provided by Party A or its designee, whether to provide any consulting or services, and the category, content, timing, manner and frequency of the specific consulting or services provided. Any failure by Party A to provide all of the consulting or services under Sections 1.3.1 to 1.3.3 shall not constitute a breach by Party A.

2.	Calculation and Payment of Service Fees

2.1	The Parties agree that, in consideration of all business support, technical services and consulting services provided by Party A to Party B, Party B shall pay to Party A a service and consulting fee (the “Service Fee”). The aggregate amount of the Service Fee payable by Party B to Party A for each fiscal year shall be all net income (that is, all net profit) generated by Party B in that fiscal year.

2.2	The Parties agree that Party A shall issue invoices to Party B on a quarterly basis, based on the workload and commercial value of the business support, technical services and consulting services it provides to Party B and on the prices agreed by the Parties, and Party B shall pay the corresponding consulting service fees and other service fees to Party A or Party A’s designee by the date and in the amount specified in the invoice.

2.3	Party A is entitled at any time to adjust the standard of the consulting service fee based on the quantity and content of the consulting services it provides to Party B, and such adjustment shall take effect upon written notice to Party B.

2.4	Within thirty (30) business days after the end of each fiscal year, Party B shall provide Party A with the financial statements for that year and all operating records, business contracts and financial information required for the preparation of the financial statements. If Party A raises any question regarding the financial information provided by Party B, Party A may appoint an independent accountant of good repute to audit such information, and Party B shall cooperate.

3.	Intellectual Property and Confidentiality

3.1	Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual property arising from or created in the performance of this Agreement, including without limitation copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, whether developed by Party A or by Party B. Party A’s licensing of intellectual property to Party B does not grant Party B ownership of such intellectual property, and all intellectual property developed by Party B on the basis of Party A’s consulting or services shall belong to Party A.

3.2	The Parties confirm that any oral or written information exchanged between them in connection with this Agreement constitutes confidential information. Each Party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other Party, except: (a) information that is or becomes known to the public (other than through disclosure to the public by the Party receiving the information); (b) information required to be disclosed by applicable law or by the rules or regulations of any securities exchange; (c) information required to be disclosed by a Party to its legal or financial advisers in connection with the transactions contemplated by this Agreement, provided that such legal or financial advisers are bound by confidentiality obligations similar to those under this Section; or (d) information lawfully obtained by the receiving Party from other sources after receipt. Disclosure of any confidential information by any staff member or institution engaged by a Party shall be deemed to be disclosure by that Party, and that Party shall bear legal liability for the resulting breach of this Agreement.

3.3	The Parties agree that this Section shall survive any amendment, rescission or termination of this Agreement.

4.	Representations and Warranties

4.1	Party A represents and warrants as follows:

4.1.1	Party A is a company duly registered and validly existing under the laws of China.

4.1.2	Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken the necessary corporate action, has been duly authorized and has obtained the consents and approvals of third parties and governmental authorities, and such execution and performance does not violate any law or other restriction binding on or affecting Party A.

4.1.3	This Agreement constitutes legal, valid and binding obligations of Party A, enforceable against Party A in accordance with its terms.

4.2	Party B represents and warrants as follows:

4.2.1	Party B is a company duly registered and validly existing under the laws of China which, as approved by the relevant governmental authorities of China, may engage in the following general items: technical services, technology development, technical consulting, technical exchange, technology transfer and technology promotion; sales of household electrical appliances; sales of electronic products; sales of machinery and equipment; sales of instruments and meters; sales of communications equipment; wholesale of computer software and hardware and auxiliary equipment; retail of computer software and hardware and auxiliary equipment; repair of household electrical appliances; software development; development of basic artificial intelligence software; software outsourcing services; computer system services; data processing services; data processing and storage support services; information system integration services; and social and economic consulting services. (Except for items subject to approval in accordance with law, business activities may be carried out independently in accordance with law on the strength of the business license.) (Business activities in items prohibited or restricted by the industrial policies of the State and of this municipality may not be carried out.)

4.2.2	Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken the necessary corporate action, has been duly authorized and has obtained the consents and approvals of third parties and governmental authorities, and such execution and performance does not violate any law or other restriction binding on or affecting Party B.

4.2.3	This Agreement constitutes legal, valid and binding obligations of Party B, enforceable against Party B in accordance with its terms.

5.	Effectiveness and Term

5.1	This Agreement is executed on, and shall take effect from, the date first written above. Unless terminated early in accordance with this Agreement or any other agreement separately executed by the Parties, this Agreement shall remain effective in perpetuity. Notwithstanding anything to the contrary in this Agreement, Party B shall under no circumstances have any right to terminate or rescind this Agreement.

5.2	If, during the term of this Agreement, the term of operation of either Party expires, that Party shall promptly extend its term of operation so that this Agreement may continue to be effective and enforceable. If that Party’s application for extension of its term of operation is not approved or consented to by any competent authority, this Agreement shall terminate upon the expiration of that Party’s term of operation.

6.	Termination

6.1	During the term of this Agreement, Party B may not terminate this Agreement prior to its expiration unless Party A has been grossly negligent towards Party B or has committed fraud. However, Party A shall be entitled to terminate this Agreement at any time by giving Party B 30 days’ prior written notice.

6.2	Following termination of this Agreement, the rights and obligations of the Parties under Sections 3, 7 and 8 shall survive.

7.	Governing Law and Dispute Resolution

7.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes under this Agreement shall be governed by the laws of China.

7.2	In the event of any dispute arising from the interpretation or performance of the provisions of this Agreement, the Parties shall resolve the dispute through consultation in good faith. If the Parties fail to reach agreement on the resolution of such dispute within 30 days after either Party requests resolution through consultation, either Party may submit the dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Shanghai and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding on both Parties.

7.3	In the event of any dispute arising from the interpretation or performance of this Agreement, or while any dispute is being arbitrated, the Parties shall, except in respect of the matters in dispute, continue to exercise their respective rights and perform their respective obligations under this Agreement.

8.	Indemnification

Party B shall indemnify Party A against, and hold Party A harmless from, any loss, damage, liability or expense incurred as a result of any litigation, claim or other demand against Party A arising out of or caused by the consulting and services provided by Party A at Party B’s request, unless such loss, damage, liability or expense arises from Party A’s gross negligence or willful misconduct.

9.	Notices

9.1	All notices and other communications required or permitted to be given under this Agreement shall be delivered by personal delivery or sent by prepaid registered mail or commercial courier service to the contact address of the relevant Party. The date on which such notice is deemed effectively served shall be determined as follows:

9.1.1	a notice given by personal delivery, courier service or prepaid registered mail shall be deemed effectively served on the date of delivery or of refusal of delivery at the designated address for notices;

9.1.2	a notice given by email shall be deemed served upon dispatch.

9.2	Any Party may at any time change its address for notices by giving notice to the other Party in accordance with the provisions of this Section.

10.	Assignment

10.1	Without the prior written consent of Party A, Party B may not assign its rights and obligations under this Agreement to any third party.

10.2	Party B agrees that Party A may assign its rights and obligations under this Agreement to any third party by giving prior written notice to Party B, without the consent of Party B.

11.	Severability

If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect. The Parties shall, through consultation in good faith, endeavor to replace such invalid, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by law and desired by the Parties, and the economic effect of such valid provisions shall be as similar as possible to that of the invalid, illegal or unenforceable provisions.

12.	Amendment and Supplement

After the execution of this Agreement, Party A is entitled to require amendments or supplements to the provisions of this Agreement in light of actual circumstances. If such amendments or supplements do not materially diminish the rights and interests already enjoyed by Party B under this Agreement and do not materially increase the obligations already borne by Party B under this Agreement, Party B shall unconditionally accept such amendments and supplements; otherwise, such amendments and supplements shall require the consent of Party B and Party C.

Any amendment or supplement to this Agreement shall be in writing. Any amendment agreement or supplemental agreement relating to this Agreement executed by the Parties shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

13.	Language and Counterparts

This Agreement is written in Chinese in two counterparts, one for each Party, each of which has the same legal effect. This English version is a translation of the Chinese original prepared for reference only and has not been executed by the Parties. In the event of any discrepancy between the Chinese and English versions, the Chinese version shall prevail.

— Signature page follows —

This page contains no text and is the signature page of the Exclusive Business Cooperation Agreement.

Party A:

Erhua Medical Technology (Changzhou) Co., Ltd. (company chop)

Signature:

Name:

Title: Legal Representative

Exclusive Business Cooperation Agreement

This page contains no text and is the signature page of the Exclusive Business Cooperation Agreement.

Party B:

Beijing Chenglan Kangxu Technology Co., Ltd. (company chop)

Signature:

Name:

Title: Legal Representative

Exclusive Business Cooperation Agreement